EXHIBIT 21

SUBSIDIARIES OF THE REGISTRANT

LIST OF ACTIVE SUBSIDIARIES AS OF DECEMBER 31, 2008

U.S. Entities

	Name	Jurisdiction
1	Moody’s Wall Street Analytics International LLC	California
2	Moody’s Wall Street Analytics, Inc.	California
3	Fermat Inc.	Delaware
4	MIS Quality Management Corp.	Delaware
5	Moody’s Advisors Inc.	Delaware
6	Moody’s Analytics, Inc.	Delaware
7	Moody’s Assureco, Inc.	Delaware
8	Moody’s Corporation	Delaware
9	Moody’s Credit Quotes Inc.	Delaware
10	Moody’s Evaluations Inc.	Delaware
11	Moody’s Investors Service, Inc.	Delaware
12	Moody’s Overseas Holdings, Inc.	Delaware
13	Moody’s Risk Services Corp.	Delaware
14	Moody’s Assurance Company, Inc.	New York

Foreign Entities

	Name	Jurisdiction
15	Moody’s Latin America Calificadora de Riesgo S.A.	Argentina
16	Fermat Australia Pty. Ltd.	Australia
17	MIS Funds Pty. Ltd.	Australia
18	Moody’s Analytics Australia Pty. Ltd.	Australia
19	Moody’s Credit Quotes Australia Pty. Ltd.	Australia
20	Moody’s Group Australia Pty. Ltd.	Australia
21	Moody’s Investors Service Pty. Ltd.	Australia
22	Fermat Finance SPRL	Belgium
23	Fermat International SA	Belgium
24	Fermatsa Servicosde Informatica LTDA.	Brazil
25	Moody’s America Latina Ltda.	Brazil
26	Moody’s Analytics do Brasil Ltda.	Brazil
27	Moody’s Central Europe (BVI) Ltd.	British Virgin Islands
28	Moody’s China (BVI) Ltd.	British Virgin Islands
29	Moody’s Dubai (BVI) Ltd.	British Virgin Islands
30	Moody’s Holdings (BVI) Ltd.	British Virgin Islands
31	Moody’s Indonesia (BVI) Ltd.	British Virgin Islands
32	Moody’s Investors Service (BVI) Ltd.	British Virgin Islands
33	Moody’s Israel Holdings, Inc.	British Virgin Islands
34	Moody’s Latin America Holding Corp.	British Virgin Islands
35	Moody’s South Africa (BVI) Ltd.	British Virgin Islands
36	Moody’s Analytics Canada Inc.	Canada
37	Moody’s Canada, Inc.	Canada
38	Fermat (Bejing) Software Co. Ltd.	China
39	Moody’s Investors Service Beijing, Inc.	China

MOODY’S 2008 ANNUAL REPORT FINANCIALS	1

	Name	Jurisdiction
40	Moody’s Software Development (Shenzhen) Ltd.	China
41	Moody’s Investors Service Cyprus Ltd.	Cyprus
42	Moody’s Central Europe A.S.	Czech Republic
43	Fermat FZ LLC	Dubai
44	Moody’s Analytics (DIFC) Limited	Dubai
45	Moody’s Middle East Ltd.	Dubai
46	Fermat SAS	France
47	Moody’s Analytics France SAS	France
48	Moody’s France S.A.S.	France
49	Moody’s Group France SAS	France
50	Fermat GmBH	Germany
51	Moody’s Analytics Deutschland GmbH	Germany
52	Moody’s Deutschland GmbH	Germany
53	Moody’s Group Deutschland GmbH	Germany
54	Moody’s Company Hong Kong Ltd.	Hong Kong
55	ENB Consulting (Asia) Limited	Hong Kong
56	Fermat Limited	Hong Kong
57	Moody’s Analytics Hong Kong Ltd.	Hong Kong
58	Moody’s Asia Pacific Ltd.	Hong Kong
59	Moody’s Investors Service Hong Kong Ltd.	Hong Kong
60	Moody’s Investment Co. India Pvt. Ltd.	India
61	PT Moody’s Indonesia	Indonesia
62	Moody’s Analytics Ireland Ltd.	Ireland
63	Moody’s Finance Company Ireland	Ireland
64	Fermat Limited	Israel
65	Midroog Ltd.	Israel
66	Moody’s Italia S.r.l.	Italy
67	Moody’s Analytics Japan KK	Japan
68	Moody’s Group Japan GK	Japan
69	Moody’s Japan Kabushiki Kaisha	Japan
70	Moody’s Interfax Rating Agency, Kazakhstan Ltd.	Kazakhstan
71	Fermat Co. Ltd.	Korea
72	Korea Investors Service, Inc.	Korea
73	Moody’s Investors Service (Korea) Inc.	Korea
74	MIS Cyprus Ltd. Luxembourg Branch	Luxembourg
75	Moody’s Group Luxembourg Sarl	Luxembourg
76	Moody’s Mauritius Holdings Inc.	Mauritius
77	Administración de Calificadora S.A.	Mexico
78	Moody’s de Mexico S.A. de C.V.	Mexico
79	Fermat S.p.z.o.o.	Poland
80	Moody’s Eastern Europe LLC	Russia
81	Moody’s Interfax Rating Agency Ltd.	Russia
82	ENB Consulting Asia (Singapore) Pte. Limited	Singapore
83	Fermat Private Ltd.	Singapore
84	Moody’s Analytics Singapore Pte. Ltd.	Singapore
85	Moody’s Asia-Pacific Group (Singapore) Pte. Ltd.	Singapore
86	Moody’s Investors Service Singapore Pte. Ltd.	Singapore
87	Moody’s Singapore Pte. Ltd.	Singapore
88	Moody’s Investors Service (South Africa) Pty. Ltd.	South Africa
89	Moody’s Investors Service Espana, S.A.	Spain
90	Moody’s Taiwan Corporation	Taiwan

2	MOODY’S 2008 ANNUAL REPORT FINANCIALS

	Name	Jurisdiction
91	Economy.com (UK) Ltd.	U.K.
92	Moody’s Holdings Ltd.	U.K.
93	Moody’s Investors Service Ltd.	U.K.
94	Moody’s Analytics UK Ltd.	UK
95	Moody’s Wall Street Analytics UK Ltd.	UK
96	Moody’s Interfax Rating Agency Ukraine LLC	Ukraine
97	ENB Consulting Ltd.	United Kingdom
98	Moody’s Finance Company UK Ltd.	United Kingdom
99	Moody’s Group UK Ltd.	United Kingdom

MOODY’S 2008 ANNUAL REPORT FINANCIALS	3